Exhibit 99.3

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On November 20, 2015, Ameri Holdings, Inc. (the ''Company,'' ''we,'' ''our'' or ''us'') completed the acquisition of Bellsoft, Inc. (''Bellsoft''). The accompanying unaudited pro forma condensed consolidated combined balance sheet as of August 31, 2015 presents our historical financial position combined with Bellsoft as if the acquisition and the financing for the acquisition had occurred on August 31, 2015. The accompanying unaudited pro forma condensed consolidated combined statements of operations for the fiscal year ended March 31, 2015 and the five months period ended August 31, 2015 present the combined results of our operations with Bellsoft as if the acquisition and the financing for the acquisition had occurred on August 31, 2015. The historical unaudited pro forma condensed consolidated financial information includes adjustments that are directly attributable to the acquisition, factually supportable and with respect to the statement of operations are expected to have a continuing effect on our combined results. The unaudited pro forma condensed consolidated combined financial information does not reflect the costs of any integration activities or benefits that may result from realization of future cost savings from operating efficiencies, or any revenue, tax, or other synergies that may result from the acquisition. The unaudited pro forma condensed consolidated combined financial information and related notes are being provided for illustrative purposes only and are not necessarily indicative of what our financial position or results of operations actually would have been had we completed the acquisition at the dates indicated nor are they necessarily indicative of the combined company's future financial position or operating results of the combined company.

The accompanying unaudited pro forma condensed consolidated combined financial information and related notes should be read in conjunction with our consolidated financial statements for the six months ended September 30, 2015 and our unaudited condensed consolidated financial statements as of and for the three months ended June 30, 2015 and Bellsoft audited financial statements as of and for the years ended December 31, 2013 and 2014 and Bellsoft unaudited consolidated financial statements as of and for the nine months ended September 30, 2015 and 2014.

We prepared the unaudited pro forma condensed consolidated combined financial information pursuant to Regulation S-X Article 11. Accordingly, our cost to acquire Bellsoft of approximately $9.3 million has been allocated to the assets acquired and liabilities assumed according to their estimated fair values at the date of acquisition. Any excess of the purchase price over the estimated fair value of the net assets acquired has been recorded as goodwill. The preliminary estimates of fair values are reflected in the accompanying unaudited pro forma condensed consolidated combined financial information. The final determination of these fair values will be completed as soon as possible but no later than one year from the acquisition date. The final valuation will be based on the actual fair values of assets acquired and liabilities assumed at the acquisition date. Although the final determination may result in asset and liability fair values that are different than the preliminary estimates of these amounts included herein, it is not expected that those differences will be material to an understanding of the impact of this transaction to our financial results.

Exhibit 99.3 -- Page 1

AMERI HOLDINGS, INC.
Unaudited Pro Forma Condensed Combined Balance Sheet
August 31, 2015

	Ameri Holdings, Inc.	Bellsoft, Inc.	Combined Historical		Pro Forma Adjustments	Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$3,639,011	$1,575,358	$5,214,369			$5,214,369
Accounts receivable	3,861,264	4,168,573	8,029,837			8,029,837
Other current assets	306,528	20,091	326,619			326,619
Total current assets	7,806,803	5,764,022	13,570,825		-	13,570,825

Non-current assets:
Investments	-	-	-	1	9,300,000	-
				2	(9,300,000)
Fixed assets	35,023	121,011	156,034			156,034

Intangible assets-net	1,198,316	-	1,198,316	2	1,815,000	3,013,316

Other assets	-	80,355	80,355			80,355

Goodwill	-	-	-	2	3,077,028	3,077,028

TOTAL ASSETS	$9,040,142	$5,965,388	$15,005,530		$4,892,028	$19,897,558

LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
Accounts payable	$2,347,763	$1,185,403	$3,533,166			$3,533,166
Line of credit	-	250,000	250,000			250,000
Other current liabilities	446,217	122,013	568,230			568,230
Taxes payable	385,363	-	385,363			385,363
Convertible notes	5,000,000		5,000,000			5,000,000
Consideration payable	-	-	-	1	8,300,000	8,300,000
Total current liabilities	8,179,343	1,557,416	9,736,759		8,300,000	18,036,759

Stockholder's equity:
Preferred shares	-	-	-			-
Common stock	116,390	102,875	219,265	1	2,353	118,743
				2	(102,875)
Additonal paid-in capital	53,131	-	53,131	1	997,647	1,050,778
Retained earnings	691,278	4,305,097	4,996,375	2	(4,305,097)	691,278
Total stockholder's equity	860,799	4,407,972	5,268,771		(3,407,972)	1,860,799

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	$9,040,142	$5,965,388	$15,005,530		$4,892,028	$19,897,558

Pro Forma Adjustments

1	Investment in subsidiary	9,300,000
	Common stock		2,353
	Additonal paid-in capital		997,647
	Consideration payable		8,300,000
To record investment for Bellsoft. Consideration payable of $8,300,000 and issuance of 235,295 shares at $4.25 per share.

2	Investment in subsidiary		9,300,000
	Common stock	102,875
	Retained earnings	4,305,097
	Intangible assets	1,815,000
	Goodwill	3,077,028
To eliminate the investment in Bellsoft and record the intangible assets and goodwill.

Exhibit 99.3 -- Page 2

AMERI HOLDINGS, INC.
Unaudited Pro Forma Combined Statement of Operations
For the Year Ended March 31, 2015

	Ameri Holdings, Inc.	Bellsoft, Inc.	Combined Historical		Pro Forma Adjustments	Pro Forma Combined
Revenue	$16,804,379	$25,220,206	$42,024,585			$42,024,585
Cost of revenue	15,114,400	-	15,114,400			15,114,400
Gross profit	1,689,979	25,220,206	26,910,185		-	26,910,185
Operating expenses:
Selling, general and administrative	1,042,776	24,664,520	25,707,296			25,707,296

Income before other income / (expenses)	647,203	555,686	1,202,889		-	1,202,889

Interest expense	-	(19,862)	(19,862)			(19,862)
Other income (expense)	-	10,902	10,902			10,902
Depreciation and amortization	(33,372)	(12,490)	(45,862)			(45,862)

Net income before income tax	613,831	534,236	1,148,067		-	1,148,067
Provision for income taxes	(218,887)	(8,605)	(227,492)			(227,492)

Income (loss) from continuing operations	394,944	525,631	920,575		-	920,575

Unrealized foreign currency translation income	-	50,455	50,455			50,455

Net and comprehensive income for the period	$394,944	$576,086	$971,030		$-	$971,030

Net income (loss) per common share from continuing operations:

Basic	$0.03	$700.84	$0.07			$0.07
Diluted	$0.03	$700.84	$0.07			$0.07

Weight average common share outstanding:
Basic	12,500,070	750	12,500,820	1	234,545	12,735,365
Diluted	12,500,070	750	12,500,820		234,784	12,735,604

Pro Forma Adjustments

1   To effect shares issued upon acquisition and elimination of Bellsoft common stock.

Exhibit 99.3 -- Page 3

AMERI HOLDINGS, INC.
Unaudited Pro Forma Combined Statement of Operations
For the five month period ended August 31, 2015

	Ameri Holdings, Inc.	Bellsoft, Inc.	Combined Historical		Pro Forma Adjustments	Pro Forma Combined
Revenue	$5,277,990	$12,380,196	$17,658,186			$17,658,186
Cost of revenue	4,018,614	-	4,018,614			4,018,614
Gross profit	1,259,376	12,380,196	13,639,572		-	13,639,572
Operating expenses:
Selling, general and administrative	1,362,402	11,126,022	12,488,424			12,488,424

Income before other income / (expenses)	(103,026)	1,254,174	1,151,148		-	1,151,148

Interest expense	(40,790)	(10,355)	(51,145)			(51,145)
Depreciation and amortization	(2,761)	(4,148)	(6,909)			(6,909)

Income (loss) from continuing operations	(146,577)	1,239,671	1,093,094		-	1,093,094

Unrealized foreign currency translation income	-	10,390	10,390			10,390

Net and comprehensive income for the period	$(146,577)	$1,250,061	$1,103,484		$-	$1,103,484

Net income (loss) per common share from continuing operations:

Basic	$(0.01)	$1,652.90	$0.10			$0.09
Diluted	$(0.01)	$1,652.90	$0.07			$0.07

Weight average common share outstanding:
Basic	11,493,097	750	11,493,847	1	234,545	11,728,392
Diluted	16,240,410	750	16,241,160		234,784	16,475,944

Pro Forma Adjustments

1  To effect shares issued upon acquisition and elimination of Bellsoft common stock.

Exhibit 99.3 -- Page 4

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Note 1 — Basis of presentation

The unaudited pro forma condensed combined financial statements are based on Ameri Holdings, Inc. and Bellsoft historical consolidated financial statements as adjusted to give effect to the acquisition of Bellsoft Resources by Ameri Holdings, Inc. The unaudited pro forma combined statements of operations for the five month period ended August 31, 2015 and the 12 months ended March 31, 2015 give effect to the Bellsoft acquisition as if it had occurred on April 1, 2014. The unaudited pro forma combined balance sheet as of August 31, 2015 gives effect to the Bellsoft acquisition as if it had occurred on August 31, 2015.

Note 2 — Preliminary purchase price allocation

On November 20, 2015, AMERI Holdings, Inc. acquired Bellsoft, Inc. for total consideration of approximately $9.30 million. The unaudited pro forma condensed combined financial information includes various assumptions, including those related to the preliminary purchase price allocation of the assets acquired and liabilities assumed of Bellsoft, Inc. based on management's best estimates of fair value. The final purchase price allocation may vary based on final appraisals, valuations and analyses of the fair value of the acquired assets and assumed liabilities. Accordingly, the pro forma adjustments are preliminary and have been made solely for illustrative purposes.

The following table shows the preliminary allocation of the purchase price for Bellsoft, Inc. to the acquired identifiable assets, liabilities assumed and pro forma goodwill:

Total purchase price	$9,300,000

Cash and cash equivalents	1,575,358
Accounts receivable	4,168,573
Deposit and prepaid expense	100,446
Other	1,936,011
Total identifiable assets	7,780,388

Accounts payable and accrued expenses	(1,185,403)
Trade financing	(250,000)
Other payable	(122,013)
Total liabilities assumed	(1,557,416)

Net assets acquired	6,222,972

Total proforma goodwill	$3,077,028

Exhibit 99.3 -- Page 5

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Note 3 — Pro forma adjustments

The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined financial information:

Adjustments to the pro forma condensed combined balance sheet:

(1) Reflect the investment in a subsidiary and the payment of the purchase price; and

(2) Reflect the preliminary estimate of goodwill, which represents the excess of the purchase price over the fair value of Bellsoft, Inc.'s identifiable assets acquired and liabilities assumed as shown in Note 2.

Exhibit 99.3 -- Page 6